Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82125 and 333-17533) of Portola Packaging, Inc. of our report dated November 17, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.
/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
November 26, 2007